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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 33-48624 and No. 33-65406) of Opta Food Ingredients, Inc. of our report dated February 7, 1997 appearing on page F-1 of this Annual Report on Form 10-K.



Price Waterhouse LLP
Boston, Massachusetts
March 20, 1997